UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2014

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On October 22, 2014, Acorda Therapeutics, Inc., a Delaware corporation (“Acorda”) completed the previously announced merger (the “Merger”) of Five A Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acorda (“Merger Sub”), with Civitas Therapeutics, Inc., a Delaware corporation (“Civitas”) in accordance with the Agreement and Plan of Merger, dated as of September 24, 2014 (the “Merger Agreement”), by and among Acorda, Merger Sub, Civitas and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholder’s representative (“SRS”).  Pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Civitas, which is the surviving corporation in the Merger and which is continuing as a wholly-owned subsidiary of Acorda under the Civitas name.  Pursuant to the terms of the Merger Agreement, all outstanding shares of Civitas common stock and Civitas preferred stock, options to purchase shares of Civitas common stock and warrants to purchase shares of Civitas preferred stock, other than shares of Civitas common stock and Civitas preferred stock held by Civitas (which were cancelled as a result of the Merger) were converted into the right to receive $525.0 million in cash in the aggregate, without interest, less (i) $5.3 million due and payable under Civitas’s existing secured loan facility, consisting of $5.0 million in principal and $0.3 million in prepayment fees, (ii) $30.0 million due and payable to Alkermes, Inc. (“Alkermes”) in connection with the exercise by Civitas of its option to purchase manufacturing facility equipment from Alkermes and (iii) a portion of Civitas’s transaction expenses.  Also pursuant to the Merger Agreement, upon consummation of the Merger, $39.375 million of the aggregate consideration was deposited into escrow to secure the indemnification obligations of Civitas and Civitas’s securityholders, and an additional $0.5 million of the aggregate consideration was deposited with SRS for reimbursements payable to SRS under the terms of the Merger Agreement.

Acorda will also pay approximately $15 million in Acorda and Civitas transactions costs associated with this acquisition.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

A copy of the press release issued by Acorda announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 24, 2014, by and among Acorda Therapeutics, Inc., Five A Acquisition Corporation, Civitas Therapeutics, Inc. and Shareholder Representative Services LLC.  Incorporated herein by reference to Exhibit 2.1 to Acorda’s Current Report on Form 8-K filed on September 26, 2014.

99.1	Press Release dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

October 24, 2014	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 22, 2014